Exhibit B

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Date: November 24, 2021

Lagunita Biosciences, LLC

By:	Lagunita, LLC, its Manager

By:	/s/ Mark Blumenkranz
Name:	Mark Blumenkranz
Title:	Managing Partner

Lagunita, LLC

By:	/s/ Mark Blumenkranz
Name:	Mark Blumenkranz
Title:	Managing Partner

Garland Investments, L.P.

By:	/s/ Mark Blumenkranz
Name:	Mark Blumenkranz
Title:	Managing Partner

Mark Blumenkranz

By:	/s/ Mark Blumenkranz
Name:	Mark Blumenkranz